CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated July 6, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-65232) of Dreyfus Municipal Money Market Fund, Inc.


                                               ERNST & YOUNG LLP


New York, New York
September 22, 1998